Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Interactive Television Networks, Inc. and Subsidiary

We consent to the incorporation by reference in Registration Statement on Form S-8 (Nos. 333-132300) of Interactive Television Networks, Inc. and Subsidiary of our report dated April 17, 2006, appearing in this Annual Report on Form 10-K of Interactive Television Networks, Inc. and Subsidiary for the years ended December 31, 2005.

/s/ LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP
Lopez, Blevins, Bork & Associates, LLP
REGISTERED PUBLIC ACCOUNTANTS

April 17, 2006